UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM S-8

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             BARNES GROUP INC.
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           (Exact name of registrant as specified in its charter)

      Delaware                                         06-0247840
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(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization                   Identification No.)

123 Main Street, Bristol, Connecticut                     06010
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(Address of Principal Executive Offices)               (Zip Code)

                          Key Executive Stock Plan
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                          (Full title of the plan)

Signe S. Gates, Senior Vice President,       Barnes Group Inc.
General Counsel and Secretary                123 Main Street
                                             Bristol, CT  06010
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                   (Name and address of agent for service)

                                 860/583-7070
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        (Telephone number, including area code, of agent for service)
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                                                                            1


                    CALCULATION OF REGISTRATION FEE
                    -------------------------------
                                Proposed       Proposed
   Title of                     maximum        maximum
 securities to  Amount to be    offering       aggregate      Amount of
 be registered   registered     price per      offering     registration
                                 share           price           fee
                               (1)    (2)         (2)
---------------------------------------------------------------------------
Common             135,000       $18.85       $2,544,750       $636.19
Stock, par
value $.01
per share (3)
---------------------------------------------------------------------------
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Based on the average of the high and low prices per share of the
	Registrant's common stock reported on the New York Stock Exchange on March 21, 2001, as set forth in Rules 457(c) and 457(h).

(3)	This Registration Statement also pertains to preferred stock purchase
	rights ("Rights") of the Registrant. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificates for the common stock and will be transferred along with and only with the common stock.


                                  PART II

Item 3.	Incorporation of Documents by Reference.

		There is incorporated herein by reference the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, previously filed by Barnes Group Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission; the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 10 filed with the Securities and Exchange Commission on August 21, 1963 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and the description of the Registrant's preferred stock purchase rights contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 20, 1996 under the Exchange Act, as amended by Form 8-A/A filed on March 18, 1999, and including any further amendment or report filed for the purpose of updating such description.

		All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.	Interests of Named Experts and Counsel.

		The legality of the common stock being registered by this Registration Statement has been passed upon by Signe S. Gates, Senior Vice President, General Counsel and Secretary of the Company. As of March 21, 2001, Ms. Gates owned 4,322 shares of the Company's common stock, par value $0.01 per share; 10,000 restricted stock units under the Barnes Group Inc. Employee Stock and Ownership Program (the "Program") which will entitle her to receive an equal number of shares of the Company's common stock as such units vest prorata on the third, fourth and fifth anniversaries of the date of grant, provided, that she is then employed by the Company; and options to purchase 175,393 shares of the Company common stock under the Program and the Barnes Group Inc. 1991 Stock Incentive Plan, 37,639 of which options are vested.

Item 6.	Indemnification of Directors and Officers.

		Article V of the Registrant's By-Laws states that the Registrant shall indemnify and hold harmless its directors and officers to the fullest extent permitted by the laws of Delaware.

		The Registrant has also entered into an indemnification agreement with each of its directors and executive officers. Such agreement provides that the Registrant shall indemnify, and advance expenses, to the indemnified person to the fullest extent permitted by applicable law in effect on the date of such agreement and to such greater extent as thereafter permitted by law. The agreement is governed by Delaware law. Such rights to indemnification and expense advancement are provided when the indemnified person is, or is threatened to be made, a party to certain proceedings or is a witness in such proceedings because of his or her role as a director or officer of the Registrant. The indemnification agreement remains in effect for 10 years after the indemnified person ceases to be an officer or director of the Registrant, or until final termination of all proceedings in which he or she is protected under the agreement, whichever is later.

		Section 145 of the Delaware Corporation Law provides, in general, for the indemnification of any director or officer who was, is, or is threatened to be made a party in any action, suit or proceeding (other than an action by or in the right of the Registrant). In general, each director and officer is indemnified against losses by reason of his or her being an officer or director of the Company provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

		The directors and officers of the Registrant are covered by a policy of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers, including actions, suits or proceedings arising out of any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty. The Registrant is similarly insured, under such policy, with respect to certain payments it might be required to make to its directors or officers in accordance with applicable law and the Registrant's By-Laws provisions relating to indemnification.

		Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, stock purchases or redemptions of shares, or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant's Restated Certificate of Incorporation includes such a provision.

Item 8.	Exhibits.

		The Exhibits required by Item 601 of Regulation S-K are filed as Exhibits to this Registration Statement and indexed at page 8 of this Registration Statement.

Item 9.	Undertakings.

		The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being
		made, a post-effective amendment to this Registration Statement;

		(i)	To include any prospectus required by Section 10(a)(3)
			of the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events arising
			after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

		(iii)	To include any material information with respect to the
			plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

	(2)	That, for the purpose of determining any liability under the
		Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective
		amendment any of the securities being registered which remain unsold at the termination of the offering.

		The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

		Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on March 26, 2001.

					BARNES GROUP INC.

					By:  /s/ John R. Arrington
					     -----------------------------------
					     John R. Arrington
					     Senior Vice President, Human Resources

		Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes William C. Denninger and Signe S. Gates and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature								Date

/s/ Edmund M. Carpenter						March 26, 2001
--------------------------------------
Edmund M. Carpenter
President and Chief Executive Officer
(the principal executive officer) and Director

/s/ William C. Denninger					March 26, 2001
--------------------------------------
William C. Denninger
Senior Vice President, Finance and
Chief Financial Officer
(the principal financial officer)

/s/ Francis C. Boyle, Jr.					March 26, 2001
---------------------------------------
Francis C. Boyle, Jr.
Vice President, Controller
(the principal accounting officer)

/s/ John W. Alden							March 26, 2001
---------------------------------------
John W. Alden
Director

/s/ Thomas O. Barnes						March 26, 2001
---------------------------------------
Thomas O. Barnes
Director

/s/ Gary G. Benanav						March 26, 2001
---------------------------------------
Gary G. Benanav
Director

/s/ William S. Bristow, Jr.					March 26, 2001
---------------------------------------
William S. Bristow, Jr.
Director

/s/ Robert J. Callander						March 26, 2001
---------------------------------------
Robert J. Callander
Director

/s/ George T. Carpenter						March 26, 2001
---------------------------------------
George T. Carpenter
Director

/s/ Frank E. Grzelecki						March 26, 2001
---------------------------------------
Frank E. Grzelecki
Director
                                                                           7




                                 EXHIBIT INDEX

                               BARNES GROUP INC.

                      Registration Statement on Form S-8
                       for the Key Executive Stock Plan

Exhibit Number                   Description

	4.1		Restated Certificate of Incorporation of the Registrant
			(incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997)

	4.2 		Amended and Restated Bylaws of the Registrant (incorporated
			by reference to Exhibit 3.2 to the Registrant's Annual
			Report on Form 10-K for the year ended December 31, 1998)

	4.3 		Employment Agreement dated as of December 8, 1998 between
			the Registrant and Edmund M. Carpenter (incorporated by reference to Exhibit 10.14 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998)

	4.4 		Key Executive Stock Plan

	5.1 		Opinion of Signe S. Gates, Esq.

	23.1 		Consent of PricewaterhouseCoopers LLP, Independent Auditors

	23.2 		Consent of Signe S. Gates, Esq. (contained in the opinion
			filed as Exhibit 5.1 to this Registration Statement)

	24.1		Power of Attorney (included on the signature page of this
			Registration Statement)

                                                                  EXHIBIT 4.4

                              BARNES GROUP INC.
                          KEY EXECUTIVE STOCK PLAN
                         EFFECTIVE DECEMBER 8, 1998


1.	PURPOSE

	The purpose of the Plan is to provide for granting to the Key Executive Commencement Options to acquire 75,000 shares of Company stock and 60,000 Service Vested Incentive Stock Units to acquire an equal number of restricted shares of Company stock pursuant to the Employment Agreement, as hereinafter defined.

2.	DEFINITIONS

	All capitalized terms shall have their respective meanings as set forth in the Employment Agreement, unless otherwise expressly provided herein. The following definitions shall be applicable throughout the Plan.

	(a)	"Award" means, individually or collectively, any Commencement
Option or Service Vested ISU under the Plan.

	(b) 	"Board" means the Board of Directors of the Company.

	(c)	"Code" means the Internal Revenue Code of 1986, as amended.
Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

	(d)	"Committee" means the Compensation and Management Development
Committee of the Board.

	(e) 	"Date of Grant" means December 8, 1998.

	(f)	"Employment Agreement" means the Employment Agreement dated
December 8, 1998 between the Key Executive and the Company.

	(g)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

	(h)	"Fair Market Value" on a given date means the closing market price as reported on The New York Stock Exchange Composite Transaction Index for such day or, if the Company stock was not traded on such day, then on the last preceding date on which the Company Stock was traded, rounded to the next highest full cent.

	(i) "Key Executive" means Edmund M. Carpenter.

	(j) 	"Plan" means the Company's 1998 Key Executive Stock Plan.

	(k) 	"Securities Act" means the Securities Act of 1933, as amended.

3.	EFFECTIVE DATE, DURATION

	The Plan is effective as of December 8, 1998.

	The expiration date of the Plan, after which no Awards may be granted hereunder, shall be December 8, 2008; provided, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4. 	ADMINISTRATION

	The Plan shall be administered by the Committee, in accordance with the Employment Agreement. In the event of any conflict between the Plan and the Employment Agreement, the Employment Agreement shall prevail.

	The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5. 	GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

	(a)	As of the Date of Grant, the Key Executive shall receive:

		(i)	Commencement Options to acquire 75,000 shares of Company
	Stock in accordance with Section 4.7 of the Employment Agreement; and

		(ii)	Service Vested ISUs to acquire 60,000 restricted shares of
	Company Stock in accordance with Section 4.8 of the Employment
	Agreement.

	(b)	If the Key Executive exercising a Commencement Option pays the purchase price of the shares subject to such Commencement Option by delivering shares of Company Stock (either through actual delivery or by attestation) in accordance with the provisions of Section 7(b) below, or pays the withholding taxes due in connection with the grant, exercise, vesting, distribution, or payment of any Commencement Option or the shares subject thereto (including without limitation any withholding taxes due as a result of an election made by the Key Executive under Section 83(b) of the Code) by delivering shares of Company Stock or having the Company withhold shares of Company Stock otherwise issuable in connection with the Award in accordance with the provisions of Section 9(c) below, the number of shares so delivered or withheld shall be added back to the aggregate number of shares available for issuance or transfer under the Plan so that the aggregate number of shares that may be issued or transferred under the Plan pursuant to Section 5(a) above shall have been charged only for the net number of shares issued or transferred by the Company in connection with the Award.

	(c)	Company Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Company Stock or Company Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

6. 	ELIGIBILITY

	Participation shall be limited to the Key Executive.

7. 	COMMENCEMENT OPTION

	The Committee shall grant to the Key Executive the Commencement Option subject to the Employment Agreement and the following conditions.

	(a)	OPTION PRICE.  The Option Price per share of Company Stock for the Commencement Options shall be 85% of the Fair Market Value of the Company Stock at the time of the grant; provided, that the Option Price shall not be less than the par value of the Company Stock.

	(b)	MANNER OF EXERCISE AND FORM OF PAYMENT.  The Commencement
Options, upon becoming exercisable, may be exercised in accordance with the Employment Agreement. The Option Price shall be payable either (i) by United States dollars in cash or by check, (ii) at the discretion of the Committee, by either actual delivery of shares or by attestation, through shares of Company Stock valued at the Fair Market Value at the time the Commencement Option is exercised, or (iii) at the discretion of the Committee, by any combination of (i) and (ii) above.

	(c)	OPTION PERIOD AND EXPIRATION.  The Commencement Options shall vest and become exercisable ratably on each of the first four anniversaries of the Date of Grant, based on the Key Executive's continued employment with the Company and in accordance with the Employment Agreement, including without limitation clauses (iii) and (iv) of the second sentence of Section
4.7 thereof.

	(d)	OTHER TERMS AND CONDITIONS.   In addition, the Commencement
Options shall be evidenced by an Award Agreement in accordance with the Employment Agreement.

8. 	INCENTIVE STOCK UNITS.

	(a)	AWARD GRANT.  As of the Date of Grant, the Company shall grant to the Key Executive 60,000 Service Vested ISUs which, subject to the Employment

Agreement, shall entitle him to receive (i) 40,000 shares of Company Stock on December 8, 2001, provided that he is an employee of the Company on such date; and (ii) 20,000 shares of Company Stock on December 8, 2003, provided that he is then an employee of the Company.

	(b)	OTHER TERMS AND CONDITIONS.  The Service Vested ISUs shall be evidenced by Award Agreements in accordance with the Employment Agreement.

9. 	GENERAL

	(a)	PRIVILEGES OF STOCK OWNERSHIP.  Except as otherwise specifically provided in the applicable Award Agreement, no person shall be entitled to the privileges of stock ownership in respect of shares of Company Stock which are subject to Awards hereunder until a stock certificate for such shares has been issued to that person.

	(b)	GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to make payment of Awards shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Company Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission.

	(c)	TAX WITHHOLDING.  Notwithstanding any other provision of the Plan or the Employment Agreement, the Company shall have the right to deduct from all Awards Company Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, the Holder may be required to pay to the Company prior to delivery of such Company
Stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Company Stock. The Company shall accept shares of Company Stock of equivalent Fair Market Value on the date of payment, in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

	(d)	EMPLOYMENT OR SERVICE RIGHTS.  Neither the Plan nor any action taken hereunder shall be construed as giving the Key Executive any right to be retained in the employ or service of the Company that he does not have under the Employment Agreement.

	(e)	NO LIABILITY OF COMMITTEE MEMBERS.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

	(f)	GOVERNING LAW.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Connecticut without reference to the principles of conflict of laws.

	(g)	FUNDING.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.
The Key Executive shall have no rights under the Plan other than as an unsecured general creditor of the Company.

	(h)	RELIANCE ON REPORTS.  Each member of the Committee and each
member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.

	(i)	RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

	(j)	EXPENSES.  The expenses of administering the Plan shall be borne by the Company.

	(k)	TITLES AND HEADINGS.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

10. 	CHANGES IN CAPITAL STRUCTURE

Awards granted under the Plan and any Award Agreement shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Company Stock subject to such Award (i) in the event of changes in the outstanding Company Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Key Executive in the Plan, or (iii) upon the occurrence of any other event which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

                                                                    EXHIBIT 5.1


                        [BARNES GROUP INC. LETTERHEAD]


                                            March 26, 2001



Barnes Group Inc.
123 Main Street
Bristol, Connecticut  06010

Ladies and Gentlemen:

		I am the Senior Vice President, General Counsel and Secretary of Barnes Group Inc., a Delaware corporation (the "Company"), and I have acted as legal counsel to the Company in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 135,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable under the Key Executive Stock Plan (the "Plan").

		In my capacity as General Counsel and Secretary of the Company, I have examined and am familiar with (i) the Registration Statement; (ii) the Plan; (iii) the Restated Certificate of Incorporation and By-Laws of the
Company, each as amended to date; (iv) certain resolutions adopted by the Board of Directors of the Company relating to authorizing the Company's entering into the Employment Agreement dated as of December 8, 1998 between the Company and Edmund M. Carpenter, which Employment Agreement contemplates grants to Mr. Carpenter of options, and incentive stock units, to acquire the shares and the registration thereof; and (v) such agreements, certificates of public officials, certificates of officers or representatives of the Company and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.
In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

		Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been paid for and certificates therefor have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

		I consent to the filing of this opinion as an exhibit to the Registration Statement but do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

		I am furnishing this opinion in connection with the filing of the Registration Statement, and it may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without my express written consent.

                                    Very truly yours,


                                    /s/ Signe S. Gates
                                    ------------------
                                    Signe S. Gates
SSG/ekt

                                                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Barnes Group Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2001 relating to the financial statements, which appears on page 22 of the 2000 Annual Report to Stockholders of Barnes Group Inc., which is incorporated by reference in Barnes Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Hartford, Connecticut
March 26, 2001






























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